Exhibit 99.1
JBI, Inc. Reaches Settlement with the SEC; Awaits Court Approval

Niagara Falls, New York, January 23, 2013 - JBI, Inc. (the “Company”)(OTCQB: JBII),  announced today that the Securities and Exchange Commission (SEC) has approved settlement of the previously disclosed lawsuit against the Company and its former chief executive officer, John Bordynuik, filed by the Division of Enforcement staff.

The lawsuit arises from the restatement of the Company’s financial statements as of and for the periods ended September 30, 2009 and December 31, 2009.  Under the proposed settlement, for which the SEC staff is seeking approval by the Court, the Company and Mr. Bordynuik would consent to the entry of orders enjoining them from future violations of certain provisions of the federal securities laws (including the antifraud, reporting and books and records provisions), and requiring the Company and Mr. Bordynuik to pay civil penalties of $150,000 and $110,000, respectively. The contemplated settlement does not require payment of “disgorgement” or other amounts.   The proposed order against Mr. Bordynuik would include a five-year officer/director bar.  Mr. Bordynuik stepped down from his officer and director positions with the Company in May 2012 and currently serves as its Chief of Technology, a non-officer position.

The Company notes that the Court has discretion regarding whether, and when, the proposed settlement will be approved and final judgments issued.  The proposed settlement, if approved by the Court, would fully resolve the dispute with the SEC evidenced by the lawsuit filed in January 2012.

The Company’s CEO Kevin Rauber stated: “This is a very positive development in the life of our company, and we are pleased that this matter has been resolved.”

About JBI, Inc.

JBI, Inc. is a leading clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 19, 2012, as amended on April 30, 2012, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
JBI, Inc. Investor Relations
1.716.471.5995
ir@jbi.net

MEDIA INQUIRIES

media@jbi.net
or please visit the JBI, Inc. Newsroom at
http://www.plastic2oil.com